UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):   July 27, 2010
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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth below under Item 5.07 is hereby incorporated by reference in this Item 3.03 in response to the disclosure requirements of Item 3.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 27, 2010, Magnum Hunter Resources Corporation (the “Company”) reconvened its special meeting (the “Special Meeting”) of holders of its Series C Cumulative Perpetual Preferred Stock (the “Series C Preferred Stock”), which had been adjourned on June 28, 2010.  At the reconvened Special Meeting, the holders of the Series C Preferred Stock were asked to approve an amendment to the Certificate of Designations of the Rights and Preferences of the Series C Preferred Stock to increase the number of shares of Series C Preferred Stock authorized thereunder from 750,000 to 4,000,000 (the “Amendment”). This Amendment is more fully described in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on June 8, 2010.

The certified results of the vote on the Amendment at the Special Meeting are as follows:

For	Against	Abstain
325,478	25,990	5,450

The Amendment, having received the affirmative vote of Series C Preferred stockholders holding more than two-thirds (2/3) of the outstanding shares entitled to vote on the Amendment, was accordingly approved.

The only change to the existing Certificate of Designations of the Rights and Preferences of the Series C Preferred Stock as a result of the Amendment is the numeric change required to reflect the increase of the number of authorized shares of Series C Preferred Stock. This change will take effect upon the filing by the Company of the amendment to the Certificate of Designations with the Delaware Secretary of State.

Authorized but unissued shares of the Series C Preferred Stock may be issued from time to time upon authorization by the Company’s Board of Directors (the “Board”), at such times, to such persons and for such consideration as the Board may determine in its discretion and generally without further approval by Series C Preferred stockholders, except as may be required for a particular transaction by applicable law, regulation or stock exchange rule. When and if such shares are issued, they would have the same voting and other rights and privileges as the currently issued and outstanding shares of Series C Preferred Stock.

The authorization of the additional shares would not, by itself, have any effect on the rights of shareholders. However, holders of the Series C Preferred Stock have no preemptive rights to acquire additional shares of Series C Preferred Stock. Therefore, the future issuance of shares of Series C Preferred Stock would have a dilutive effect on the percentage of stock ownership of Series C Preferred stockholders at the time of the issuance. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of the Series C Preferred Stock.

On July 28, 2010, the Company issued a press release announcing the results of the voting at the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated July 28, 2010 relating to the Special Meeting.

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SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: July 30, 2010	By:	/s/ Gary C. Evans
Name: Gary C. Evans
Title: Chairman and Chief Executive Officer

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